Exhibit 99.05
Southern Company
Consolidated Earnings
(In Millions of Dollars)

	Three Months Ended December			Year-to-Date December
	2008	2007	Change	2008	2007	Change
Income Account-
Retail Revenue-
Fuel	$1,406	$1,102	$304	$5,912	$5,034	$878
Non-Fuel	1,715	1,602	113	8,143	7,605	538
Wholesale Revenues	520	457	63	2,400	1,988	412
Other Electric Revenues	131	132	(1)	545	514	31
Non-regulated Operating Revenues	30	47	(17)	127	212	(85)
Total Revenues	3,802	3,340	462	17,127	15,353	1,774
Fuel and Purchased Power	1,738	1,412	326	7,633	6,371	1,262
Non-fuel O & M	1,034	1,036	(2)	3,754	3,670	84
Depreciation and Amortization	373	316	57	1,443	1,245	198
Taxes Other Than Income Taxes	194	167	27	797	741	56
Total Operating Expenses	3,339	2,931	408	13,627	12,027	1,600
Operating Income	463	409	54	3,500	3,326	174
Other Income, net	18	54	(36)	88	177	(89)
Interest Charges and Dividends	218	230	(12)	931	934	(3)
Income Taxes	77	29	48	915	835	80
NET INCOME (See Notes)	$186	$204	$(18)	$1,742	$1,734	$8

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-K.